UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2021

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Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-22088	88-0300760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3800 South Virginia Street

Reno, Nevada 89502

(Address of Principal Executive Offices) (Zip Code)

(775) 335-4600

(Registrant's telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per value per share	MCRI	The Nasdaq Stock Market LLC (Nasdaq-GS)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2021, David Farahi announced his intention to resign from his position as Chief Operating Officer of Monarch Casino & Resort, Inc. (the "Company"), effective September 3, 2021. Mr. Farahi's resignation was not a result of a disagreement with the Company or any matter related to the Company.

Item 7.01. Regulation FD Disclosure.

On August 24, 2021, the Company issued a press release announcing that David Farahi had advised Company of his intention to leave his position as Chief Operating Officer and  that Michelle Shriver was appointed as Corporate Vice President of Operations. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

99.1	Press release dated August 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino & Resort, Inc.

Date: August 24, 2021	By:	/s/ Edwin S. Koenig
Edwin S. Koenig
Chief Accounting Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)